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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Extendicare Health Services, Inc.


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ KPMG
Milwaukee, Wisconsin
November 21, 2002